EXHIBIT 10.7

               AMENDMENT TO AGREEMENT BETWEEN GORDON & ASSOCIATES
                 STRATEGIC INVESTMENTS, INC.   PINNACLE BUSINESS
                                 MANAGEMENT, INC
                                 ---------------


     KNOW ALL PERSONS BY THESE PRESENTS:

     BE IT KNOWN that on the 19th day of May, 1999 and on the l6th day of December l999, Gordon & Associates Strategic Investments, Inc. ("Gordon") and Pinnacle Business Management, Inc. ("Pinnacle") entered into a Consulting Services Agreement and a Stock Options Agreement (the "Agreements"), respectively, pertaining to the development of Pinnacle's business.

     BE IT FURTHER KNOWN that on this day, the Agreements, as applicable, were amended to reflect the following changes:

1.01.     As  it  pertains  to  paragraph  2  "Compensation"   and  Exhibit  "A"
                                               ------------
          "Compensation  for   Services  Rendered"  in  the  Consulting  Service
          Agreement, and as it pertains to the Stock Options Agreement, as applicable, this amendment shall apply under the following circumstances;

2.01. Gordon shall introduce Pinnacle to SmartFed, Inc. ("SmartFed)- Should Pinnacle enter into an agreement with SmartFed or should Pinnacle enter into an agreement with a bank introduced to Pinnacle by or though SmartFed, then this Amendment shall govern and Gordon shall be compensated for its services in accordance with Paragraph 3.01 herein:

2.02. According to the Agreements, Gordon is presently to be compensated with "Price Performance Options" as follows:


     (A) If the closing price of the common stock is equal to or greater than $1.00 per share for 30 consecutive days, Pinnacle will issue 1,500,000 shares to Gordon within seven (7) days of the such event (the "$1.00 Options");

     (B) If the closing price of the common stock is equal to or greater than $2.00 per share for 30 consecutive days, Pinnacle will issue in addition to the $1.00 Options, 2,500,000 shares to Gordon within seven
          (7) days of such event (the "$2.00 Options");

     (C) If the closing price of the common stock is equal to or greater than $2.75 per share for 30 consecutive days, Pinnacle will issue in addition to the l.00 Options and the $2.00 Options, 3,000,000 shares to Gordon within seven (7) days of such event (the "$2.75 Options");


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     (D)  If the closing  price of the common  stock is equal to or greater than
          $5.00 per share for 30 consecutive days, Pinnacle will issue in addition to the l.00 Options, the $2.00 Options and the $2.75 Options, 5,000,000 shares to Gordon within seven (7) days of such event.

3.01. In exchange. for the valuable service provided by Gordon to Pinnacle, Pinnacle hereby waives all vesting requirements with regard to the Price Performance Options outlined in the Agreements as outlined in
          2.02 (A) through (D) above, and such Options shall be immediately vested and exercisable by Gordon.

3.02. All other terms for exercising the Options related to this Amendment shall remain in full force and effect.

3.03. This amendment shall in no way affect the terms pertaining to Gordon's right to exercise the "Store options or "Location Options" within the Agreements.


     This  Amendment  is  entered  into  this  16th  day of March, 2000.
                                               ----

               Pinnacle  Business  Management,  Inc

                    By:  Jeff  Turino,  CEO

                         /s/  Jeff  Turino
                   Pinnacle Business Management, Inc.


                       ------------------------------
                    By:  Bruce  Hall,  President


                    Gordon & Strategic Investments, Inc.


                       ------------------------------
                    By:  Dennis Gordon, President



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